                                                                    Exhibit 14.1

                           Code of CONDUCT AND Ethics
                                       OF
                            WEBFINANCIAL CORPORATION
                             -----------------------

                                 MARCH 29, 2004

          Employment   by   WebFinancial   Corporation   or   its   subsidiaries
(collectively,  the "Company") carries with it the duty and responsibility to be constantly  aware  of the  importance  of  ethical  conduct  when  dealing  with competitors,  suppliers,  customers and other employees.  Each of us, whether an
employee,  officer,  director,  agent  or  representative,   has  an  individual
responsibility to deal ethically in all aspects of the Company's business and to comply fully with all laws,  regulations,  and Company policies. Each individual is expected to assume the responsibility for applying these standards of ethical
conduct  and  for  acquainting   himself  or  herself  with  the  various  laws,
regulations,  and group policies  applicable to his or her assigned duties. This
Code of Conduct and Ethics (the "Code") is applicable not only to the conduct of each  employee  of the  Company,  but also to the  conduct of any  associate  or relative of such  employee in regard to the  Company.  For the  purposes of this
Code, a relative is any person who is related by blood,  marriage or adoption or whose  relationship  with the  employee  is similar  to that of persons  who are related by blood,  marriage  or  adoption.  For the  purposes  of this Code,  an associate of a person is (1) a corporation  or other entity of which such person is an officer or partner, or is, directly or indirectly, the beneficial owner of
10 percent or more of any class of equity securities; and (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such employee serves as trustee or in a similar capacity.  In complying with the
Company's  Code,  each of us is expected to exercise high standards of integrity and good judgment and to apply the following guiding principles:

          1. CONFLICTS OF INTERESTS.  You must avoid any "conflict of interest", which occurs when an  individual's  private  interest  interferes in any way, or even appears to interfere,  with the interest of the Company as a whole.  Such a conflict  of  interest  can arise when (i) you take  actions or have an interest that makes it difficult to perform Company work objectively or effectively, (ii)
you or your  family  receive  improper  personal  benefits  as a result  of your position  in the  Company  and  (iii)  you or your  family  receive  a loan or a guarantee  of an  obligation  from the  Company.  To this end,  you should never accept any gift,  favor,  entertainment or anything else of value from a current or prospective  person or organization  that does or desires to do business with the  Company  (other  than gifts that are  consistent  with  customary  business practices, are not gifts of value, would not be viewed as improper by others and do not violate  applicable laws or regulations).  Should a potential conflict of interest  arise,  please contact the President of the Company or the Chairman of the Audit Committee of the Board of Directors.

          2.  USURPATION  OF  CORPORATE  OPPORTUNITIES.  You  owe a duty  to the
Company to advance the Company's legitimate interests when the opportunity to do so arises.  You must  refrain  from taking part or  exercising  influence in any transaction in which your personal interest may conflict with the best interests of the Company,  including (i) taking for yourself personally opportunities that are  discovered  through the use of Company  property,  information or position,

(ii) using Company  property,  information  or position for personal  gain,  and
(iii) competing with the Company.

          3. FAIR  DEALING.  You must endeavor to deal fairly with the Company's customers,  suppliers,  competitors  and  employees.  You must  not take  unfair advantage  of anyone  through  manipulation,  concealment,  abuse of  privileged information,  misrepresentation  of material  facts or any other  unfair-dealing practice.

          4. PROTECTION AND PROPER USE OF COMPANY  ASSETS.  You must protect the
Company's  assets and ensure their efficient use. Theft,  carelessness and waste have a direct impact on the Company's  profitability.  All Company assets should be used for  legitimate  business  purposes.  You  should  cooperate  with  your coworkers and supervisors in the use of the Company's  materials,  equipment and facilities, and refrain from using them for non-business purposes.

          5.  CONFIDENTIALITY.  You must  exercise  good  judgment in the use of information you may acquire in the course of doing Company  business  including, but not limited to,  methods of operations,  sales,  products,  profits,  costs, markets,  key  personnel,  licenses,  trade  secrets  and other  know-how of the
Company.  You must maintain the confidentiality of all such information,  except when disclosure is authorized or legally mandated.

          6. COMPLIANCE WITH LAWS, RULES AND  REGULATIONS.  You must comply with all laws, rules, regulations, policies and guidelines applicable to the Company, including insider trading laws. You must never induce or encourage  employees to engage in illegal or unethical conduct.

          7. EQUAL OPPORTUNITY EMPLOYMENT. You must conduct yourself in a manner to provide  fair and equal  opportunity  to all  employees  regardless  of race, color, sex, sexual orientation, religion, age, national origin, veteran's status or disability and to avoid harassment or unequal  treatment of co-employees,  as well as to strive to establish and maintain a work environment that is free from intimidation, threats or violent acts and the effects of alcohol and drug abuse.

          8.  ADDITIONAL  REQUIREMENTS.  You must conduct  yourself in an honest manner and advance the interests of the Company. To this end, you must:

          a.   treat all employees with dignity and respect individual rights;

          b.   be mindful of the health and safety of all Company employees;

          c.   conduct yourself as a responsible and useful corporate citizen;

          d.   never make a payment,  contribution,  gift or provide services or facilities to a public official on behalf of the Company (you are free to  contribute  personal  time  or  funds  to any  political candidate or party without  expectation of  reimbursement or time off from work to conduct political activities);

          e.   make  commercial  decisions that are in the best interests of the
               Company;

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          f.   fully and fairly disclose the financial  condition and results of
               operations   of  the  Company  in  accordance   with   applicable
               accounting principles,  laws, rules and regulations,  and in such connection, to keep the books and records of the Company so as to fully and fairly reflect all Company transactions;

          g.   provide  full,   fair,   accurate,   timely  and   understandable
               disclosure in reports and  documents  that the Company files with or submits to  regulatory  authorities,  as well as in  financial government,  stockholder and other internal or external  reports, certifications, documentation or audits;

          h.   implement Company programs,  systems, practices or procedures, or changes  thereto  required  to enforce  the Code  and/or to avoid ethical problems; and

          i.   promptly report knowledge of any illegal or improper  activity or violations of laws,  rules,  regulations  or this Code of Conduct and  Ethics  to the  officer  provided  below or any  supervisor, manager or other appropriate  personnel of the Company,  with the assurance that the Company will not allow retaliation for reports made in good faith.

          Failure to comply  with this Code of Conduct  and Ethics may result in disciplinary actions, including warnings, suspensions, termination of employment or such other actions as may be appropriate under the circumstances.

          Violations  of this  Code  of  Conduct  and  Ethics  must be  reported promptly to the President of the Company or the Chairman of the Audit  Committee
of the Board of Directors.  Any questions pertaining to this Code of Conduct and
Ethics are to be directed to the officer  provided  above or the Chairman of the
Audit Committee.

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                                  CERTIFICATION

          I hereby  state  that I have read the Code of  Conduct  and  Ethics of
WebFinancial  Corporation  dated  March  29,  2004  and  that  I  understand  my responsibilities  thereunder. I agree to abide by the Code of Conduct and Ethics to the best of my  ability.  I am not aware of any  violation,  or any  possible violation,  of  the  Code  of  Conduct  and  Ethics  or  any  applicable  law or regulation.

Signature:_______________________________       Date:____________________________

Name (please print):_______________________